Exhibit 99.1

Nogin Appoints Andrew Pancer to Board of Directors

TUSTIN, California – February 14, 2023 – Nogin (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (CaaS) ecommerce technology, today announced that it has appointed Andrew Pancer as an independent director on its Board of Directors (the “Board”), effective immediately.

Andrew Pancer is an accomplished digital advertising, ecommerce, and publishing executive with over 20 years of experience building and scaling financial operations. Pancer is currently a Founding Partner at Tyburnia Partners Limited, a firm that helps brands optimize their online presence and strategies to increase traffic, conversions, and sales on Amazon and other online marketplaces. He also serves as a Founding Partner at Big Red House Services Limited, providing executive level management, financial, and strategic consulting services to companies mostly within digital marketing and ecommerce. He has also served in several executive roles within the media, advertising technology, and ecommerce industries, including with MailOnline, Dstillery, The New York Times, Direct Revenue LLC, and About.com.

“On behalf of the Nogin leadership team, I would like to welcome Andrew to our Board of Directors,” said Company Chairman, President, and Chief Executive Officer Jon Huberman. “Andrew is a seasoned executive and Board member who brings a wealth of industry and financial experience to our organization. We are fortunate to be bringing someone of Andrew’s caliber on to the Board and look forward to benefitting from his insights.”

“Nogin has a vast opportunity ahead as it strives to accelerate growth for brands through a new ecommerce approach,” said Pancer. “I’ve spent much of my career pairing digital marketing and executive management strategies to drive brand success online, and am confident that the Company can achieve its full potential. I believe in Nogin’s mission and technology, and I look forward to leveraging my background to help Nogin continue to scale and execute on its growth strategy moving forward.”

In addition to Pancer’s appointment, Deborah Weinswig, a Class I Director of the Board and Chair of the Nominating and Corporate Governance Committee, resigned from the Board, effective as of February 13, 2023, due to other professional obligations requiring an increased time commitment.

For additional details, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission on February 14, 2023, which can also be found in the Investor Relations section of the Company’s website.

About Nogin

Nogin (Nasdaq: NOGN, NOGNW), the Intelligent Commerce company, provides the world’s leading enterprise-class ecommerce technology platform for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Commerce Platform is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for D2C brands, such as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

Cautionary Statements Concerning Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the development and adoption of the Company’s platform and cost-reduction measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s market, performance and operations, and the related benefits to stockholders; and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement business plans and changes and developments in the industry in which the Company competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

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Contacts:

Media Contact:

BOCA Communications for Nogin

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gatewayir.com